         UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following pro forma condensed statements of operations are set forth herein to give effect to the acquisition of CAI by NEON as if such acquisition had occurred as of the beginning of the earliest period presented (January 1, 1997) by combining the statements of operations data of (i) the Company and CAI for the year ended December 31, 1997 and (ii) the Company and CAI for the nine months ended September 30, 1998. The pro forma financial information does not reflect any potential cost savings which may be obtained following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available. The pro forma condensed statements of operations are provided for illustrative purposes only and are not necessarily indicative of the combined results of operations that would have been reported had the acquisition occurred on January 1, 1997, nor does it represent a forecast of the combined future results of operations for any future period. All information contained herein should be read in conjunction with the Consolidated Financial Statements and the notes thereto of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Form 10-K for the year ended December 31, 1997, the financial statements and notes thereto of CAI included in the attached Exhibits to this Form 8-K/A, and the notes to the Unaudited Pro Forma Statements of Operations.

                           NEW ERA OF NETWORKS, INC.



                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                  (Unaudited)


                                                                                                                      Pro Forma
                                       Neon Historical     CAI Historical         Combined                            Combined
                                      Nine Months Ended  Eight Months Ended  Nine Months Ended                    Nine Months Ended
                                        September 30,        August 31,         September 30,      Pro Forma        September 30,
                                            1998               1998(1)               1998         Adjustments           1998
                                      ----------------   -----------------   -----------------    -----------     -----------------
Revenues:
   Software licenses                    $  24,553,964      $  1,006,438       $  25,560,402      $                  $ 25,560,402
   Services and maintenance                13,951,368         6,276,907          20,228,275                           20,228,275
                                        -------------      ------------       -------------      ------------       ------------
          Total revenues                   38,505,332         7,283,345          45,788,677                           45,788,677
                                        -------------      ------------       -------------      ------------       ------------

Cost of revenues:
   Cost of software licenses                1,115,947           347,709           1,463,656                            1,463,656
   Cost of services and maintenance         7,179,483         4,039,615          11,219,098                           11,219,098
                                        -------------      ------------       -------------      ------------       ------------
          Total cost of revenues            8,295,430         4,387,324          12,682,754                           12,682,754
                                        -------------      ------------       -------------      ------------       ------------

Gross Profit                               30,209,902         2,896,021          33,105,923                           33,105,923
Operating Expenses:
   Sales and marketing                     13,165,903         3,494,333          16,660,236                           16,660,236
   Research and development                 9,775,708         2,108,204          11,883,912                           11,883,912
   General and administrative               3,963,301         1,873,163           5,836,464                            5,836,464
   Charge for acquired in-process
      research and development             17,597,000(3)         --              17,597,000      (13,857,000) (4a)     3,740,000
   Amortization of intangibles                612,885            --                 612,885        2,731,715  (4b)     3,344,600
                                        -------------      ------------       -------------     ------------        ------------
          Total operating expenses         45,114,797         7,475,700          52,590,497       11,125,285          41,465,212
                                        -------------      ------------       -------------     ------------        ------------

Loss from operations                      (14,904,895)       (4,579,679)        (19,484,574)      11,125,285          (8,359,289)

Other income (expense), net                 1,682,979          (298,124)          1,384,855         (874,000) (5)        510,853
                                        -------------      ------------       -------------     ------------        ------------

Loss before provision for income taxes    (13,221,916)       (4,877,803)        (18,099,719)      10,251,285          (7,848,434)

Provision for income taxes                     --                --                  --               --                  --
                                        -------------      ------------       -------------     ------------        ------------

Net loss                                $ (13,221,916)     $ (4,877,803)      $ (18,099,719)    $ 10,251,285        $ (7,848,434)
                                        =============      ============       =============     ============        ============

Historical and pro forma net loss per
  common share                          $       (1.26)                                                              $       (.72)(2)
                                        =============                                                               ============

Historical and pro forma weighted
   average shares of Common Stock
   outstanding                             10,490,740                                                                 10,930,771
                                        =============                                                               ============


See accompanying notes to unaudited pro forma statements of operations.

                           NEW ERA OF NETWORKS, INC.


                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (Unaudited)


                                                                                                                     Pro Forma
                                                  Neon Historical   CAI Historical    Combined                        Combined
                                                     Year ended       Year ended     Year ended                      Year ended
                                                    December 31,     December 31,   December 31,    Pro Forma       December 31,
                                                        1997             1997           1997       Adjustments          1997
                                                    ------------     ------------   ------------   ------------     ------------
Revenues:
   Software licenses                                $ 15,969,840     $  8,729,103   $ 24,698,943   $         --     $ 24,698,943
   Services and maintenance                            6,675,602        8,876,284     15,551,886             --       15,551,886
                                                    ------------     ------------   ------------   ------------     ------------
      Total revenues                                  22,645,442       17,605,387     40,250,829             --       40,250,829
                                                    ------------     ------------   ------------   ------------     ------------

Cost of revenues:
   Costs of software licenses                            899,710        1,362,243      2,261,953             --        2,261,953
   Cost of services and maintenance                    4,442,908        4,595,349      9,038,257             --        9,038,257
                                                    ------------     ------------   ------------   ------------     ------------
       Total costs and expenses                        5,342,618        5,957,592     11,300,210             --       11,300,210
                                                    ------------     ------------   ------------   ------------     ------------

Gross Profit                                          17,302,824       11,647,795     28,950,619             --       28,950,619
Operating Expenses:
   Sales and marketing                                 8,823,830        7,220,768     16,044,598             --       16,044,598
   Research and development                            7,730,411        2,363,279     10,093,690             --       10,093,690
   General and administrative                          2,334,185        2,386,054      4,720,239             --        4,720,239
   Charge for acquired in-process research
     and development                                   2,600,000               --      2,600,000                       2,600,000
   Amortization of intangibles                            65,836               --         65,836      4,097,573(4b)    4,163,409
                                                    ------------     ------------   ------------   ------------     ------------
       Total operating expenses                       21,554,262       11,970,101     33,524,363      4,097,573       37,621,936
                                                    ------------     ------------   ------------   ------------     ------------

Loss from operations                                  (4,251,438)        (322,306)    (4,573,744)    (4,097,573)      (8,671,317)

Other income (expense), net                              744,805         (622,509)       122,296       (656,000)(5)     (533,704)
                                                    ------------     ------------   ------------   ------------     ------------

Loss before provision for income taxes                (3,506,633)        (944,815)    (4,451,448)    (4,753,573)      (9,205,021)

Provision for income taxes                                    --               --             --             --               --
                                                    ------------     ------------   ------------   ------------     ------------

Net loss                                            $ (3,506,633)    $   (944,815)  $ (4,451,448)  $ (4,753,573)    $ (9,205,021)
                                                    ============     ============   ============   ============     ============

Historical pro forma net loss per common share      $      (0.64)                                                   $      (1.34)(2)
                                                    ============                                                    ============

Historical pro forma weighted average shares of
common stock outstanding                               5,479,151                                                       6,877,515 (5)
                                                    ============                                                    ============


  See accompanying notes to unaudited pro forma statements of operations.

                            NEW ERA OF NETWORKS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                            STATEMENTS OF OPERATIONS

     Effective as of September 1, 1998, NEON acquired all of the outstanding capital stock of CAI by means of a Share Acquisition Agreement by and among CAI, the shareholders of CAI and NEON.

     The aggregate consideration paid by the Company was $41,000,000, payable as follows: approximately $23,000,000 in cash and approximately $18,000,000 through the issuance of 440,031 unregistered shares of the Company's common stock. The Company also issued stock options exercisable for shares of the Company's common stock to assume all outstanding CAI stock options valued at approximately $1,000,000. An additional 195,569 unregistered shares of the Company's common stock are issuable contingent upon the achievement of certain performance criteria by CAI. The Company expects that the fees and expenses related to the acquisition will be approximately $1,500,000. The acquisition was accounted for under the purchase method of accounting and, accordingly, the assets, liabilities and operating results of CAI were included in NEON's consolidated financial statements from the effective date of the acquisition.

     An independent valuation of CAI's net assets was performed to assist in the allocation of the purchase price. Approximately $13,857,000 of the purchase price represented the intangible value of in-process research and development projects that had not yet reached technical feasibility. The related technology has no alternative future use and will require substantial additional development by the Company. This amount was charged to operations in the quarter ended September 30, 1998. A portion of the purchase price was also assigned to marketable software products ($5,814,000) and goodwill ($29,348,000), which are being amortized on a straight-line basis over five- and ten-year periods, respectively. CAI's other assets were valued at approximately $6,800,000 and its liabilities assumed totaled approximately $12,500,000.

     The NEON and CAI statements of operations have been combined for the year ended December 31, 1997 and the nine month period ended September 30, 1998 for the presentation of unaudited pro forma statements of operations only. For pro forma purposes, the historical statements of operations of NEON and CAI have been combined as if the acquisition had occurred as of the beginning of the earliest period presented (January 1, 1997). These unaudited pro forma statements of operations, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of NEON and CAI for the indicated periods. Certain reclassifications to the CAI historical financial statements have been made to conform to the NEON presentation.

     NOTE 1. The CAI acquisition was effective as of September 1, 1998 and, accordingly, CAI's September 1998 results of operations have been consolidated in NEON's historical statement of operations for the nine months ended September 30, 1998.

     NOTE 2. The unaudited pro forma net loss per share is based on the actual weighted average number of shares of NEON common stock outstanding during the period, adjusted to give effect to 440,031 shares of the Company's common stock issued pursuant to this acquisition. For the year ended December 31, 1997, weighted average shares outstanding are further adjusted as described in Note 5 below.

     NOTE 3. The statement of operations for the nine months ended September 30, 1998 includes the $13.9 million charge for acquired in-process research and development arising from the Acquisition.

     NOTE 4. Pro forma adjustments related to the CAI purchase price allocation are as follows:

     (a) Reflects the add-back of the charge for in-process research and development related to the CAI acquisition and included in the historical statement of operations of NEON for the nine months ended September 30, 1998. The pro forma combined statement of operations excludes such write-off of purchased research and development due to its non-recurring nature.

     (b) Reflects the amortization of intangibles associated with the purchase of CAI as if the acquisition was completed as of January 1, 1997.

     NOTE 5. For pro forma purposes, the cash portion of the purchase price, $23 million, was assumed to have been funded from proceeds of NEON's initial public offering ("IPO") in June 1997. Consequently, the pro forma weighted average shares outstanding for 1997 assume the issuance of common shares for $23,000,000 on January 1, 1997, at the IPO price of $12.00 per share. Interest income of approximately $656,000 earned on IPO proceeds of $23,000,000, at an assumed average rate of 5.7% (which approximates NEON's rate of return on its short-term investments), was eliminated for the period of 1997 subsequent to the IPO.

     For the nine months ended September 30, 1998, the pro forma adjustment to interest income of $874,000 is based on an assumed average rate of 5.7% applied to the cash portion of the purchase price, $23,000,000, for the period of 1998 prior to the effective date of the acquisition.